Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related prospectus of Log On America, Inc. for the registration of 3,003,271 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2001, with respect to the financial statements of Log On America, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Providence, Rhode Island
October 22, 2001